Exhibit 99.4

Bank of America Plaza Charlotte, NC Three Eldridge Houston, TX 1 Portfolio Summary June 2015

This presentation contains forward-looking statements, including discussion and analysis of the financial condition of us and our subsidiaries and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of our business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “objectives,” “strategies,” “goals,” and variations of these words and similar expressions are intended to identify forward-looking statements. We intend that such forward-looking statements be subject to the safe harbor provisions created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management's view only as of the date of this presentation. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. Factors that could cause actual results to differ materially from any forward-looking statements made in the presentation include but are not limited to: (i) market and economic challenges experienced by the U.S. economy or real estate industry as a whole and the local economic conditions in the markets in which our properties are located; (ii) our ability to renew expiring leases and lease vacant spaces at favorable rates or at all; (iii) the inability of tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iv) the availability of cash flow from operating activities to fund distributions and capital expenditures; (v) our ability to raise capital in the future by issuing additional equity or debt securities, selling our assets or otherwise to fund our future capital needs; (vi) our ability to strategically acquire or dispose of assets on favorable terms; (vii) our level of debt and the terms and limitations imposed on us by our debt agreements; (viii) our ability to retain our executive officers and other key personnel; (ix) our ability to successfully transition to directly providing certain property management and administrative services in connection with the termination of our property management agreement and our administrative services agreement; (x) unfavorable changes in laws or regulations impacting our business or our assets; (xi) our ability to complete the listing of our shares of common stock on a national securities exchange in a timely manner or at all; (xii) our ability to complete an issuer tender offer in a timely manner or at all; (xiii) the price at which shares of our common stock may trade on a national securities exchange, which may be higher or lower than the purchase price in the tender offer; and (xiv) factors that could affect our ability to qualify as a real estate investment trust. The forward-looking statements should be read in light of these and other risk factors identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, as filed with the Securities and Exchange Commission. This presentation is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any of our securities. 2 Forward-Looking Statements

# TIER REIT

## Portfolio Overview

| Property | City | State | Submarket | Buildings | Ownership | Rentable SF 100% | Rentable SF Own % | Page |
|---|---|---|---|---|---|---|---|---|
| **Target Growth Markets** | | | | | | | | **4** |
| **Texas Portfolio** | | | | | | | | **4** |
| Loop Central | Houston | TX | West Loop | 3 | 100% | 574,944 | 574,944 | 7 |
| One & Two Eldridge | Houston | TX | Energy Corridor | 2 | 100% | 518,746 | 518,746 | 8 |
| Three Eldridge | Houston | TX | Energy Corridor | 1 | 100% | 305,886 | 305,886 | 9 |
| One BriarLake Plaza | Houston | TX | Westchase | 1 | 100% | 502,410 | 502,410 | 10 |
| Two BriarLake Plaza | Houston | TX | Westchase | 1 | 100% | 334,325 | 334,325 | 11 |
| Burnett Plaza | Dallas / Fort Worth | TX | Central Business District | 1 | 100% | 1,024,627 | 1,024,627 | 13 |
| 5950 Sherry Lane | Dallas / Fort Worth | TX | Preston Center | 1 | 100% | 196,993 | 196,993 | 14 |
| Centreport Office Center | Dallas / Fort Worth | TX | Mid-Cities | 2 | 100% | 133,246 | 133,246 | 15 |
| Terrace Office Park | Austin | TX | Southwest | 4 | 100% | 619,026 | 619,026 | 17 |
| **Southeast Portfolio** | | | | | | | | **18** |
| Bank of America Plaza | Charlotte | NC | Central Business District | 2 | 100% | 891,136 | 891,136 | 20 |
| Paces West | Atlanta | GA | Cumberland / Galleria | 2 | 10% | 646,471 | 64,647 | 22 |
| Plaza at MetroCenter | Nashville | TN | MetroCenter | 3 | 100% | 361,200 | 361,200 | 24 |
| **Other Institutional Markets** | | | | | | | | **25** |
| 1325 G Street | Washington | DC | East End | 1 | 10% | 306,563 | 30,656 | 27 |
| Colorado Building | Washington | DC | East End | 1 | 10% | 127,600 | 12,760 | 28 |
| 801 Thompson | Rockville | MD | Rockville | 1 | 100% | 50,918 | 50,918 | 29 |
| Buena Vista Plaza | Burbank | CA | Burbank | 1 | 100% | 115,130 | 115,130 | 31 |
| **Short-Term Value Creation Markets** | | | | | | | | **32** |
| Forum Office Park | Louisville | KY | Hurstbourne / Lyndon | 4 | 100% | 327,811 | 327,811 | 34 |
| Hurstbourne Place | Louisville | KY | Hurstbourne / Lyndon | 1 | 100% | 234,896 | 234,896 | 35 |
| Hurstbourne Park | Louisville | KY | Hurstbourne / Lyndon | 1 | 100% | 104,237 | 104,237 | 36 |
| Steeplechase | Louisville | KY | Hurstbourne / Lyndon | 1 | 100% | 76,666 | 76,666 | 37 |
| Hunnington | Louisville | KY | Hurstbourne / Lyndon | 1 | 100% | 61,862 | 61,862 | 48 |
| One Oxmoor Place | Louisville | KY | St. Matthews | 1 | 100% | 134,926 | 134,926 | 39 |
| Lakeview | Louisville | KY | St. Matthews | 1 | 100% | 76,438 | 76,438 | 40 |
| 5104 Eisenhower | Tampa | FL | Westshore | 1 | 100% | 130,091 | 130,091 | 42 |
| **Other Markets / Disposition Pipeline** | | | | | | | | **43** |
| Wanamaker Building | Philadelphia | PA | Market Street East | 1 | 60% | 1,389,838 | 833,903 | 45 |
| Three Parkway | Philadelphia | PA | Market Street West | 1 | 100% | 561,351 | 561,351 | 46 |
| Woodcrest Corporate Center | Cherry Hill | NJ | Southern New Jersey | 1 | 100% | 333,275 | 333,275 | 47 |
| 111 Woodcrest Road | Cherry Hill | NJ | Southern New Jersey | 1 | 100% | 52,648 | 52,648 | 48 |
| FOUR40 | Chicago | IL | Central Loop | 1 | 100% | 1,041,292 | 1,041,292 | 50 |
| Lawson Commons | St. Paul | MN | Central Business District | 1 | 100% | 436,478 | 436,478 | 52 |
| 500 East Pratt | Baltimore | MD | Central Business District | 1 | 100% | 279,712 | 279,712 | 54 |
| **Total (31 Properties)** | | | | **45** | | **11,950,742** | **10,422,236** | |

3

4 Texas Portfolio (16 buildings, 4.2mm SF) Target Growth Markets (23 buildings, 6.1mm SF)

One & Two Eldridge One BriarLake Plaza Two Briarlake Plaza Loop Central Three Eldridge 5 Map of Houston Assets

One BriarLake Plaza Two BriarLake Plaza Loop Central One & Two Eldridge Three Eldridge 6 Houston Assets

Class A complex has distinctive trapezoid shaped floor plates that allow for efficient space planning Located near Houston’s Galleria area, one of the city’s vital business districts The combined Loop Central One, Two and Three parking garage provides a total of 1,925 spaces plus 402 surface lot spaces Location is highly visible and easily accessible to several of Houston’s major thoroughfares Above-standard electrical capacity on most floors in Loop Central Three Recently upgraded lobby, elevator cabs and deli BOMA 360, Energy Star Loop Central 7 Submarket West Loop Buildings 3 Net Rentable SF 574,944 Average Effective Rent ($ / RSF) $19.11 Built 1980–1982 Year Acquired 2007 Weighted Average Remaining Lease Term 4.8 years % Occupied at 3/31/15 94% % Occupied by Energy Tenants 39% % of Energy Tenant Space Expiring Through 2017 0.4% Location 4828, 4848, & 4888 Loop Central Drive Ownership 100% Property Facts Property Highlights Property Description Loop Central

Two Class A buildings constructed with a cast-in-place concrete frame The combined One & Two Eldridge parking garage provides a total of 1,475 parking spaces Premier location in the Energy Corridor managed district – one of the largest managed districts in the City of Houston  Easy access to adjacent parks, hike and bike trails and green space On-site fitness center, conference room, deli, 24-hour security, on-site management and banking center with drive-thru facility BOMA 360, LEED Gold EB, Energy Star One & Two Eldridge 8 Submarket Energy Corridor Buildings 2 Net Rentable SF 518,746 Average Effective Rent ($ / RSF) $32.52 Built 1984–1986 Year Acquired 2006 Weighted Average Remaining Lease Term 4.7 years % Occupied at 3/31/15 99% % Occupied by Energy Tenants 78% % of Energy Tenant Space Expiring Through 2017 23% Location 777 & 757 N. Eldridge Parkway Ownership 100% Property Facts Property Highlights Property Description One & Two Eldridge

Class A building constructed of poured in place concrete, precast panel and glass curtain wall Contains a six-level parking garage with 1,046 parking spaces Premier location in the Energy Corridor managed district – one of the largest managed districts in the City of Houston Direct access to attached parking garage on floors 3 and 4 Campus amenities include on-site fitness center, conference room, deli, 24-hour security, on-site management and banking center Easy access to adjacent parks, hike and bike trails and green space BOMA 360, LEED Gold EB, Energy Star Three Eldridge 9 Submarket Energy Corridor Buildings 1 Net Rentable SF 305,886 Average Effective Rent ($ / RSF) $40.22 Built 2009 Year Acquired New Development Weighted Average Remaining Lease Term 3.4 years % Occupied at 3/31/15 100% % Occupied by Energy Tenants 100% % of Energy Tenant Space Expiring Through 2017 29% Location 737 N. Eldridge Parkway Ownership 100% Property Facts Property Highlights Property Description Three Eldridge

TIER REIT

# One BriarLake Plaza

## Property Description

- Class A building constructed from poured in place concrete with reinforced steel structure
- Office tower is centered on the site, with a grand flame-finished granite plaza and lake in front of the building, and a large courtyard in the back
- Contains a seven-level reinforced concrete parking garage with 1,959 parking spaces

## Property Highlights

- Easy access to major interstates and transportation arteries
- High quality design and construction of the building coupled with location makes this a premier asset that leads the submarket in rental rates
- Campus amenities include a fitness center, deli and café, and 150-seat conference center
- BOMA 360, TOBY, LEED Gold EB, Energy Star



One BriarLake Plaza
Houston
Spring Valley Village
Cullen Park
Bellaire
Mission Bend
Four Corners



## Property Facts

| | |
|---|---|
| Submarket | Westchase |
| Buildings | 1 |
| Net Rentable SF | 502,410 |
| Average Effective Rent ($ / RSF) | $40.78 |
| Built | 2000 |
| Year Acquired | 2008 |
| Weighted Average Remaining Lease Term | 6.2 years |
| % Occupied at 3/31/15 | 97% |
| % Occupied by Energy Tenants | 78% |
| % of Energy Tenant Space Expiring Through 2017 | 13% |
| Location | 2000 W. Sam Houston Parkway South |
| Ownership | 100% |

10

TIER REIT

# Two BriarLake Plaza

## Property Description

- Class AA office building constructed of poured in place concrete along with a glass curtain wall system and Houston's first "smart and connected" office development
- Contains a seven-level parking garage with 954 parking spaces

## Property Highlights

- Location central to a wide variety of desirable residential neighborhoods offering convenient access
- Campus amenities include a fitness center, deli and café, and 150-seat conference center
- LEED Silver


Two Briarlake Plaza
Houston
Spring Valley Village
Bellaire
Mission Bend
Four Corners
Cullen Park



## Property Facts

| | |
|---|---|
| Submarket | Westchase |
| Buildings | 1 |
| Net Rentable SF | 334,325 |
| Average Effective Rent ($ / RSF) | $42.07 |
| Built | 2014 |
| Year Acquired | New Development |
| Weighted Average Remaining Lease Term | 11.2 years |
| % Occupied at 3/31/15 | 56% |
| % Occupied by Energy Tenants | 53% |
| % of Energy Tenant Space Expiring Through 2017 | 0% |
| Location | 2050 W. Sam Houston Parkway |
| Ownership | 100% |

11

Legacy Town Center Land Parcel To Accommodate 570,000 Office Net Rentable Square Feet 5950 Sherry Lane Centreport Office Center Burnett Plaza 12 Map of Dallas / Fort Worth Assets

TIER REIT

# Burnett Plaza

## Property Description

- 40-story Class A iconic building located in downtown Fort Worth
- Constructed of poured-in-place concrete with architectural precast concrete curtain wall and bronze glass exterior
- Interior features an atrium lobby with granite tile flooring
- 1,979 parking spaces allocated among garage, surface lots, and leased space

## Property Highlights

- **Upgraded deli and lower level common area**
- Additional amenities include a conference center, dry cleaners, convenience store, hair salon and full service banking
- Location offers one-of-a kind views of a beautiful, two-acre urban park designed by renowned landscape architect, Peter Walker
- BOMA 2014 International Building of the Year, 2015 Downtown Fort Worth Inc. Trailblazer Sustainability Award, BOMA 360, TOBY, LEED Silver, Energy Star





Burnett Plaza
Fort Worth
Arlington
Lake Worth
Haltom City
Richland Hills
River Oaks
White Settlement
North Arlington
West Arlington
East Arlington
Forest Hill
Edgecliff Village

## Property Facts

| | |
|---|---|
| Submarket | Central Business District |
| Buildings | 1 |
| Net Rentable SF | 1,024,627 |
| Average Effective Rent ($ / RSF) | $22.34 |
| Built | 1983 |
| Year Acquired | 2006 |
| Weighted Average Remaining Lease Term | 6.5 years |
| % Occupied at 3/31/15 | 81% |
| % Occupied by Energy Tenants | 23% |
| % of Energy Tenant Space Expiring Through 2017 | 0.5% |
| Location | 801 Cherry St. |
| Ownership | 100% |

13

Nine-story Class A building conveniently located in the prestigious Preston Center submarket and prominently positioned on the Dallas North Tollway Garage parking, with 642 spaces, located under the building providing direct and secured access to the lobby Abundance of restaurants, specialty shops, health clubs and other services within walking distance Located within affluent areas of Dallas such as Highland Park, with immediate access to downtown LEED Silver 5950 Sherry Lane 14 Property Facts Submarket Preston Center Buildings 1 Net Rentable SF 196,993 Average Effective Rent ($ / RSF) $30.27 Built 1999 Year Acquired 2014 Weighted Average Remaining Lease Term 4.0 years % Occupied at 3/31/15 85% Location 5950 Sherry Lane Ownership 100% Property Highlights Property Description 5950 Sherry Lane

Buildings are steel-framed structures of joists, joist girders and steel columns supporting metal roof decks Located in the Mid-Cities submarket, which is comprised of Arlington, Grand Prairie and Hurst-Euless-Bedford 693 parking spaces Currently 100% leased to two credit tenants Convenient location near DFW International Airport, and close proximity to highway access (Highway 360 and Highway 183) Centreport Office Center 15 Property Facts Submarket Mid-Cities Buildings 2 Net Rentable SF 133,246 Average Effective Rent ($ / RSF) $12.87 Built 1999 Year Acquired 2007 Weighted Average Remaining Lease Term 3.1 years % Occupied at 3/31/15 100% Location 14760 & 14770 Trinity Boulevard Ownership 100% Property Highlights Property Description Centreport Office Center

The Terrace Austin CBD Land Parcel To Accommodate 311,000 Off Rentable Square Feet Net Terrace Office Park 16 Map of Austin Assets

Class A office complex located at southwest Austin’s gateway and comprised of four separate buildings constructed between 1998 and 2002 Located near executive housing Abundant parking available on site with 2,693 spaces Convenient access from Mopac Blvd and minutes from Austin CBD On site café operated by Whole Foods Energy Star Terrace Office Park 17 Property Facts Submarket Southwest Buildings 4 Net Rentable SF 619,026 Average Effective Rent ($ / RSF) $35.25 Built 1998–2002 Year Acquired 2006 Weighted Average Remaining Lease Term 4.3 years % Occupied at 3/31/15 93% Location 2600,2700,2801,2901 Via Fortuna Drive Ownership 100% Property Highlights Property Description Terrace Office Park

18 Southeast Portfolio (7 buildings, 1.9mm SF) Target Growth Markets (23 buildings, 6.1mm SF)

Bank of America Plaza 19 Map of Charlotte Assets

Consists of a 40-story Class A office building as well as a sizable retail component Located on the corner of Trade and Tryon streets, considered to be the heart of Uptown Charlotte On-site parking garage with 456 spaces Connected to the Overstreet Mall with accessibility to many retail, lodging and entertainment locations BOMA 360, TOBY, LEED Gold, Energy Star Bank of America Plaza 20 Property Facts Submarket Central Business District Buildings 2 Net Rentable SF 891,136 Average Effective Rent ($ / RSF) $23.79 Built 1974–1977 Year Acquired 2006 Weighted Average Remaining Lease Term 6.8 years % Occupied at 3/31/15 89% Location 101 S. Tryon Street Ownership 100% Property Highlights Property Description Bank of America Plaza

Paces West 21 Map of Atlanta Assets

Two interconnected Class A office towers consisting of 17 stories each, and situated on a wooded, 9.2-acre site in Atlanta’s core Cumberland / Galleria submarket The towers’ multi-story lobbies boast granite floors, mahogany walls and unrivalled views of Atlanta Located near the intersection of I-285 and I-75; a 20-minute drive from Hartsfield-Jackson Atlanta International Airport and downtown Atlanta On-site amenities include an attached six-story parking garage (1,890 spaces), two conference facilities, ATMs / onsite banking, fitness center and restaurant BOMA 360, TOBY, Energy Star Paces West 22 Property Facts Submarket Cumberland / Galleria Buildings 2 Net Rentable SF (Pro Rata Ownership) 646,471 (64,647) Average Effective Rent ($ / RSF) $19.61 Built 1987 / 1989 Year Acquired 2006 (90% interest sold in 2013) Weighted Average Remaining Lease Term 7.2 years % Occupied at 3/31/15 83% Location 2727 Paces Ferry Road Ownership 10% Property Highlights Property Description Paces West

Plaza at MetroCenter 23 Map of Nashville Assets

TIER REIT

# Plaza at MetroCenter

## Property Description

- Comprised of three separate Class A office buildings located just 13 blocks from the CBD
- Located in the largest master-planned business community in Nashville
- Abundant surface parking with 1,195 spaces

## Property Highlights

- Located within one mile of the interstate junctions of I-24, I-40, I-65 and I-440 and minutes from the Nashville Metropolitan Airport, West End and the CBD
- BOMA 360, Energy Star





Plaza at MetroCenter
Nashville

## Property Facts

| | |
|---|---|
| Submarket | MetroCenter |
| Buildings | 3 |
| Net Rentable SF | 361,200 |
| Average Effective Rent ($ / RSF) | $16.86 |
| Built | 1985 |
| Year Acquired | 2007 |
| Weighted Average Remaining Lease Term | 9.1 years |
| % Occupied at 3/31/15 | 91% |
| Location | 200-220 Athens Way |
| Ownership | 100% |

24

25 Other Institutional Markets (4 buildings, 600k SF)

801 Thompson 1325 G Street Colorado Building 26 Map of Washington, DC Assets

Class A building constructed with post-tension concrete structure with a glass and precast concrete curtain wall in 1969 Roof and perimeter access systems have been replaced since 1997 Significant infrastructure improvements are in progress including lobby renovation, replacement of perimeter induction units with energy efficient above ceiling units and conversion of diesel boilers to natural gas Public five-level, below-grade parking garage accommodating 418 cars  Strategic location within blocks of the White House and one block of public rail transportation stations Bordered on the east by a church, increasing number of windows with views on this mid-block location BOMA 360, LEED Gold, Energy Star 1325 G Street 27 Property Facts Submarket East End Buildings 1 Net Rentable SF (Pro Rata Ownership) 306,563 (30,656) Average Effective Rent ($ / RSF) $44.49 Built 1969 Year Acquired 2005 (90% sold in 2015) Weighted Average Remaining Lease Term 5.2 years % Occupied at 3/31/15 75% Location 1325 G Street Ownership 10% Property Highlights Property Description 1325 G Street

Class A steel beam super structure with corrugated metal decks and concrete floors Originally developed in 1903 and redeveloped in 1989, adding the 10th and 11th floors and an upgrade of the mechanical systems Additional renovations including lobby and fitness center upgrades and major façade rehabilitation and waterproofing One of the few Category III landmark office buildings in D.C. High profile corner location within blocks of the White House and one block of public rail transportation stations Boutique-quality historic structure with first-class ground floor retail Energy Star Colorado Building 28 Property Facts Submarket East End Buildings 1 Net Rentable SF (Pro Rata Ownership) 127,600 (12,760) Average Effective Rent ($ / RSF) $37.71 Built 1903/1989 Year Acquired 2004 (90% sold in 2015) Weighted Average Remaining Lease Term 5.0 years % Occupied at 3/31/15 90% Location 1341 G Street Ownership 10% Property Highlights Property Description Colorado Building

Four-story suburban office building on 1.179 acres located along the Rockville Pike Corridor (MD Route 355) Poured concrete footing with slab-on-grade construction and steel frame Cladding is pre-cast concrete façade with pre-finished aluminum and glass windows 80 parking spaces  Immediate access to the Twin Brook Metro rail station   Significant transit-oriented development occurring in the immediate vicinity   BOMA 360, LEED EB Gold, Energy Star 801 Thompson 29 Property Facts Submarket Rockville Buildings 1 Net Rentable SF 50,918 Average Effective Rent ($ / RSF) $32.23 Built 1963 Year Acquired 2007 Weighted Average Remaining Lease Term 1.6 years % Occupied at 3/31/15 100% Location 801 Thompson Avenue Ownership 100% Property Highlights Property Description 801 Thompson

Buena Vista Plaza 30 Map of Los Angeles Assets

        Constructed of poured-in-place post tension concrete Curtain wall is pre-cast aggregate panels with aluminum and glass window system Interior finishes include granite floor tiles and wall panels in the main lobby and standard drywall in office and common areas Sits above a 400-space subterranean parking garage 61607 Buena Vista is fully leased to Disney long-term and is located two blocks from the Disney headquarters in the Burbank media district   Corner location with good parking ratio   Energy Star Buena Vista Plaza 31 Property Facts Submarket Burbank Buildings 1 Net Rentable SF 115,130 Average Effective Rent ($ / RSF) $37.76 Built 1991 Year Acquired 2005 Weighted Average Remaining Lease Term 10.5 years % Occupied at 3/31/15 100% Location 2411 W. Olive Avenue Ownership 100% Property Highlights Property Description Buena Vista Plaza

32 Short-Term Value Creation Markets (11 buildings, 1.1mm SF)

Forum Office Park One Oxmoor Place Hurstbourne Place Hurstbourne Park Lakeview Hunnington Steeplechase Place 33 Map of Louisville Assets

TIER REIT

# Forum Office Park

## Property Description

- Campus-style, four-building Class A office park located on attractive and extensively landscaped grounds
- Prime Hurstbourne/Lyndon submarket location on the North Hurstbourne corridor along with its open floor plates makes it the suburban choice of many companies
- 1,385 parking spaces

## Property Highlights

- Immediately across the street from University of Louisville Development
- Recent completion of major capital improvements
- BOMA 360, Energy Star



Forum Office Park
Louisville



## Property Facts

| | |
|---|---|
| Submarket | Hurstbourne / Lyndon |
| Buildings | 4 |
| Net Rentable SF | 327,811 |
| Average Effective Rent ($ / RSF) | $16.81 |
| Built | 1984-1989 |
| Year Acquired | 2007 |
| Weighted Average Remaining Lease Term | 5.7 years |
| % Occupied at 3/31/15 | 98% |
| Location | 301-307 N. Hurstbourne Parkway |
| Ownership | 100% |

34

TIER REIT

# Hurstbourne Place

## Property Description

- Suburban landmark Class A office property located on the most prominent corner in the submarket, constructed with unique reflective glass architecture and height
- Prestigious thirteen-story glass curtain wall office tower offering glass-panel revolving doors, polished granite floor and granite panel walls in the lobby
- 791 parking spaces

## Property Highlights

- Strategically situated for easy accessibility to I-264, I-64, and I-71
- Recipient of IREM 2013 PREMA award for Best Managed office property in Louisville
- BOMA 360, Energy Star




Hurstbourne Place
Louisville

## Property Facts

| | |
|---|---|
| Submarket | Hurstbourne / Lyndon |
| Buildings | 1 |
| Net Rentable SF | 234,896 |
| Average Effective Rent ($ / RSF) | $18.50 |
| Built | 1982 |
| Year Acquired | 2007 |
| Weighted Average Remaining Lease Term | 3.5 years |
| % Occupied at 3/31/15 | 80% |
| Location | 9300 Shelbyville Road |
| Ownership | 100% |

35

# TIER REIT

# Hurstbourne Park

## Property Description

- Eight-story, dark bronze Class A office tower with efficient floor plates
- The lobby finish includes flame-cut granite flooring and a double door glass entrance
- Recently upgraded Class A finishes in common areas, restrooms and new HVAC control and energy management capabilities
- 281 parking spaces

## Property Highlights

- Strategic location in the Hurstbourne corridor within upscale east end submarket
- Strategically situated for easy accessibility to I-264, I-64 and I-71
- BOMA 360, Energy Star



Louisville
Hurstbourne Park



## Property Facts

| | |
|---|---|
| Submarket | Hurstbourne / Lyndon |
| Buildings | 1 |
| Net Rentable SF | 104,237 |
| Average Effective Rent ($ / RSF) | $20.86 |
| Built | 1971 |
| Year Acquired | 2007 |
| Weighted Average Remaining Lease Term | 1.2 years |
| % Occupied at 3/31/15 | 100% |
| Location | 9200 Shelbyville Road |
| Ownership | 100% |

36

TIER REIT

# Steeplechase Place

## Property Description

- Brick and glass three-story Class A office building with large efficient floor plates
- Located in the southwest quadrant of Hurstbourne Parkway and I-64, near executive housing
- 260 parking spaces

## Property Highlights

- Recently updated common areas, restrooms and conference space
- BOMA 360





Louisville
Steeplechase Place

## Property Facts

| | |
|---|---|
| Submarket | Hurstbourne / Lyndon |
| Buildings | 1 |
| Net Rentable SF | 76,666 |
| Average Effective Rent ($ / RSF) | $16.77 |
| Built | 1989 |
| Year Acquired | 2007 |
| Weighted Average Remaining Lease Term | 5.3 years |
| % Occupied at 3/31/15 | 91% |
| Location | 9410 Bunsen Parkway |
| Ownership | 100% |

37

TIER REIT

# Hunnington

## Property Description

- Brick and glass three-story Class A office building with large efficient floor plates
- Located in the southwest quadrant of Hurstbourne Parkway and I-64, near many prominent residential areas and Louisville Metro's highway and interstate system
- 184 parking spaces

## Property Highlights

- Upgraded building systems
- Recent lobby & common area renovations
- BOMA 360, Energy Star




Louisville
Hunnington

## Property Facts

| | |
|---|---|
| Submarket | Hurstbourne / Lyndon |
| Buildings | 1 |
| Net Rentable SF | 61,862 |
| Average Effective Rent ($ / RSF) | $17.11 |
| Built | 1986 |
| Year Acquired | 2007 |
| Weighted Average Remaining Lease Term | 5.2 years |
| % Occupied at 3/31/15 | 57% |
| Location | 9420 Bunsen Parkway |
| Ownership | 100% |

38

  Four-story granite, Class A office building set on a beautifully landscaped, expansive lawn with a quadruple water fountain in front of the main entrance Directly adjacent to prominent shopping and executive housing with large floor plates and covered executive parking area that set it apart from its closest competition 495 parking spaces       Accessible from I-264, I-64 and I-71   Situated in an aesthetically appealing and historical area which benefits from a preservation easement   BOMA 360, Energy Star One Oxmoor Place 39 Property Facts Submarket St. Matthews Buildings 1 Net Rentable SF 134,926 Average Effective Rent ($ / RSF) $22.11 Built 1989 Year Acquired 2007 Weighted Average Remaining Lease Term 4.0 years % Occupied at 3/31/15 96% Location 101 Bullitt Lane Ownership 100% Property Highlights Property Description One Oxmoor Place

# TIER REIT

## Lakeview

### Property Description

- Polished granite four-story Class A office building
- Located at the southeast corner of Mallard Creek Road and Bowling Boulevard
- Roof & rooftop units recently replaced
- 290 parking spaces

### Property Highlights

- The building is easily accessible from I-264 via Shelbyville Road
- Situated within a neighborhood of office, commercial, and residential developments
- Aesthetically appealing with patio overlooking a reflecting pond
- BOMA 360


Lakeview
Louisville



### Property Facts

| | |
|---|---|
| Submarket | St. Matthews |
| Buildings | 1 |
| Net Rentable SF | 76,438 |
| Average Effective Rent ($ / RSF) | $19.33 |
| Built | 1989 |
| Year Acquired | 2007 |
| Weighted Average Remaining Lease Term | 3.7 years |
| % Occupied at 3/31/15 | 95% |
| Location | 100 Mallard Creek Road |
| Ownership | 100% |

40

5104 Eisenhower 41 Map of Tampa Assets

  Four-story Class A office building located just west of Tampa International Airport, on the west side of Tampa’s Westshore Business District Converted to a modern open plan office layout with significant upgrades to interior finishes 895 parking spaces       100% leased to Bristol Myers through 2024   Good access to all major submarkets in Tampa, as well as the airport   5.2 acres of additional land used as parking with entitlement to allow for an additional 130k SF office building   Energy Star 5104 Eisenhower 42 Property Facts Submarket Westshore Buildings 1 Net Rentable SF 130,091 Average Effective Rent ($ / RSF) $14.64 Built 1998 Year Acquired 2007 Weighted Average Remaining Lease Term 9.3 years % Occupied at 3/31/15 100% Location 5104 Eisenhower Boulevard Ownership 100% Property Highlights Property Description 5104 Eisenhower

43 Other Markets / Disposition Pipeline (7 buildings, 4.1mm SF)

Wanamaker Building Three Parkway Woodcrest Corporate Center 111 Woodcrest Road 44 Map of Philadelphia Assets

      12-story Class A building in Center City Philadelphia Constructed in 1904, it was the first department store in Philadelphia and one of the first in the United States Most recent renovation was in 1997 when the retail portion (now Macy’s) was put on the lower 3 floors and the remainder was converted to commercial office space 660 parking spaces     Prestigious landmark in Philadelphia   Convenient access to public transportation   15 to 20 foot ceiling heights   Energy Star Wanamaker Building 45 Property Facts Submarket Market Street East Buildings 1 Net Rentable SF (Pro Rata Ownership) 1,389,838 (833,903) Average Effective Rent ($ / RSF) $17.08 Built 1904 Year Acquired 60% acquired in 2007 Weighted Average Remaining Lease Term 9.2 years % Occupied at 3/31/15 96% Location 1301 Chestnut Street Ownership 60% Property Highlights Property Description Wanamaker Building

  20-story Class A building in Center City Philadelphia   Constructed in 1970, the building had an $8.7 million redevelopment in 1997 and an additional $4.1 million in capital upgrades between 2001 and 2005   Panoramic unobstructed views   Convenient access to rail lines and major transportation arteries   Café with outdoor seating located in Parkway Plaza, just across the street   BOMA 360, TOBY, Energy Star Three Parkway 46 Property Facts Submarket Market Street West Buildings 1 Net Rentable SF 561,351 Average Effective Rent ($ / RSF) $25.31 Built 1970 Year Acquired 2006 Weighted Average Remaining Lease Term 4.1 years % Occupied at 3/31/15 95% Location 1601 – 1645 Cherry Street Ownership 100% Property Highlights Property Description Three Parkway

      Class A office building that was originally constructed as an industrial property in the 1960s Completely renovated between 2003 and 2005 into an office building Steel framed single story building Exterior facade consists of painted stucco, EIFS, and glass curtain wall 1,849 parking spaces       Located close to major access route (I-295)   Above market parking ratio   Located adjacent to public transportation   Energy Star Woodcrest Corporate Center 47 Property Facts Submarket Southern New Jersey Buildings 1 Net Rentable SF 333,275 Average Effective Rent ($ / RSF) $26.26 Built 1960 Year Acquired 2006 Weighted Average Remaining Lease Term 5.7 years % Occupied at 3/31/15 93% Location 101, 121, 131 Woodcrest Road Ownership 100% Property Highlights Property Description Woodcrest Corporate Center

      Two-story office building originally constructed in 1976 Exterior is precast concrete panels with exposed aggregate finish Pocket windows with highly reflective glass throughout the building and storefront entry doors   Located close to major access route (I-295) and adjacent to public transportation   Above market parking ratio   Roof replaced in 2008   Updated lobby 111 Woodcrest Road 48 Property Facts Submarket Southern New Jersey Buildings 1 Net Rentable SF 52,648 Average Effective Rent ($ / RSF) $20.55 Built 1976 Year Acquired 2007 Weighted Average Remaining Lease Term 4.9 years % Occupied at 3/31/15 85% Location 111 Woodcrest Road Ownership 100% Property Highlights Property Description 111 Woodcrest Road

FOUR40 49 Map of Chicago Assets

TIER REIT

# FOUR40



## Property Description

- Consists of a 40-story Class A office tower and a 5-story annex
- Constructed with a structural steel frame with composite concrete on metal deck elevated floor slabs, granite panel spandrel and column exterior cladding and aluminum framed thermal glass panels in punched window assemblies
- Efficient floor plates
- 325 parking spaces

## Property Highlights

- Above-standard power, telecom and cooling capacity
- Excellent access to public transportation
- Recently completed $15 million of building upgrades including lobby renovation and new innovative tenant amenity center with a conference center, lounge, outdoor terrace, and upscale modern café
- Recently renovated Buckingham Club & Hotel, a premier athletic and social club
- BOMA 360, LEED EB Gold, Energy Star


FOUR40

## Property Facts

| | |
|---|---|
| Submarket | Central Loop |
| Buildings | 1 |
| Net Rentable SF | 1,041,292 |
| Average Effective Rent ($ / RSF) | $28.49 |
| Built | 1984 |
| Year Acquired | 2007 |
| Weighted Average Remaining Lease Term | 5.7 years |
| % Occupied at 3/31/15 | 68% |
| Location | 440 S. LaSalle |
| Ownership | 100% |

50

Lawson Commons 51 Map of Minneapolis – St. Paul Assets

      Premier Class A building in the St. Paul CBD Building frame is comprised of structural steel framing with a brick and glass curtain extension exterior Includes a portion of the City of St. Paul Skyway system, an elevated enclosed walkway connecting downtown buildings   Large floor plates   Unobstructed views to the west and southwest   Excellent ingress and egress, and access to light rail   State of the art energy management system   LEED EB Gold, Energy Star Lawson Commons 52 Property Facts Submarket Central Business District Buildings 1 Net Rentable SF 436,478 Average Effective Rent ($ / RSF) $24.13 Built 1999 Year Acquired 2005 Weighted Average Remaining Lease Term 5.7 years % Occupied at 3/31/15 89% Location 380 St. Peter Street Ownership 100% Property Highlights Property Description Lawson Commons

500 East Pratt 53 Map of Baltimore Assets

          13-story Class A building located in the CBD of Baltimore Constructed in 2004, one of the newest buildings in the CBD Contains building systems that are superior to those of its more dated competitors Home to 13 tenants with strong credit and minimal near term rollover 699 parking spaces   Desirable, prestigious Pratt Street address   Unobstructed Harbor views   Convenient location to numerous retail and dining destinations including Capital Grille located on first floor   BOMA 360, TOBY 500 East Pratt 54 Property Facts Submarket Central Business District Buildings 1 Net Rentable SF 279,712 Average Effective Rent ($ / RSF) $33.14 Built 2004 Year Acquired 2007 Weighted Average Remaining Lease Term 4.1 years % Occupied at 3/31/15 98% Location 500 East Pratt Ownership 100% Property Highlights Property Description 500 East Pratt